UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2008

CBEYOND, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51588	59-3636526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Interstate North Parkway, Suite 300

Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 424-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 28, 2008, our Board of Directors elected Martin Mucci to serve as a member of our Board of Directors as a Class I director (term expiring in 2009). There are no understandings or arrangements between Mr. Mucci and any other person pursuant to which Mr. Mucci was selected as a director of the Company. Mr. Mucci does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Our Board of Directors has not determined the committees of the Board of Directors, if any, to which Mr. Mucci will be appointed. Mr. Mucci will receive compensation in accordance with our compensation arrangements for non-management directors. Mr. Mucci has served as Senior Vice President of Operations for Paychex, Inc. (or “Paychex”), a national payroll and human resource services company, since 2002. Prior to joining Paychex, Mr. Mucci was the CEO of Frontier Telephone of Rochester and president of telephone operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2008	CBEYOND, INC.

	By:	/s/ James F. Geiger
James F. Geiger
Chairman, President and Chief Executive Officer